| Business and Earnings Outlook Business and Earnings Outlook February 27, 2024

| Business and Earnings Outlook This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements. The factors that could cause actual results to differ materially from the forward-looking statements made by Constellation Energy Corporation and Constellation Energy Generation, LLC, (Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants’ combined 2023 Annual Report on Form 10-K (to be filed on February 27, 2024) in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 19, Commitments and Contingencies; and (2) other factors discussed in filings with the SEC by the Registrants. Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this presentation. Neither Registrant undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this presentation. Cautionary Statements Regarding Forward-Looking Information 2

| Business and Earnings Outlook The Registrants report their financial results in accordance with accounting principles generally accepted in the United States (GAAP). Constellation supplements the reporting of financial information determined in accordance with GAAP with certain non-GAAP financial measures, including: • Adjusted operating earnings exclude certain costs, expenses, gains and losses and other specified items, including mark-to-market adjustments from economic hedging activities and fair value adjustments related to gas imbalances and equity investments, decommissioning related activity, asset impairments, certain amounts associated with plant retirements and divestitures, pension and other post-employment benefits (OPEB) non-service credits, separation related costs and other items as set forth in the Appendix • Adjusted EBITDA represents earnings before interest, income taxes, depreciation and amortization, and excludes certain costs, expenses, gains and losses and other specified items, including mark-to-market adjustments from economic hedging activities and fair value adjustments related to gas imbalances and equity investments, decommissioning related activity, asset impairments, certain amounts associated with plant retirements and divestitures, pension and other post-employment benefits (OPEB) non-service credits, separation related costs and other items as set forth in the Appendix; includes nuclear fuel amortization expense • Adjusted cash flows from operations primarily includes net cash flows from operating activities and collection of Deferred Purchase Price (DPP) related to the revolving accounts receivable arrangement, which is presented in cash flows from investing activities under GAAP • Free cash flows before growth (FCFbg) is adjusted cash flows from operations less capital expenditures under GAAP for maintenance and nuclear fuel, non-recurring capital expenditures related to separation and Enterprise Resource Program (ERP) system implementation, changes in collateral, net merger and acquisitions, and equity investments and other items as set forth in the Appendix • Gross margin is defined as adjusted operating revenues less adjusted purchased power and fuel expense, excluding revenue related to decommissioning, gross receipts tax, variable interest entities, and net of direct cost of sales for certain end-user businesses – Adjusted operating revenues excludes the mark-to-market impact of economic hedging activities due to the volatility and unpredictability of the future changes in commodity prices – Adjusted purchased power and fuel excludes the mark-to-market impact of economic hedging activities and fair value adjustments related to gas imbalances due to the volatility and unpredictability of the future changes in commodity prices • Adjusted operating and maintenance (O&M) excludes direct cost of sales for certain end-user businesses, Asset Retirement Obligation (ARO) accretion expense from unregulated units and decommissioning costs that do not affect profit and loss, the impact from operating and maintenance expense related to variable interest entities at Constellation, and other items as set forth in the reconciliation in the Appendix Due to the forward-looking nature of some projected non-GAAP financial measures, reconciliations of projected non-GAAP financial measures to the most directly comparable GAAP financial measure is not provided because we are unable to provide such reconciliation without unreasonable effort. The inability to provide each reconciliation is due to the unpredictability of the amounts and timing of events affecting the items we exclude from the non-GAAP measures. Non-GAAP Financial Measures 3

| Business and Earnings Outlook This information is intended to enhance an investor’s overall understanding of period over period financial results and provide an indication of Constellation’s baseline operating performance by excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this information is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets and planning and forecasting of future periods. These non-GAAP financial measures are not a presentation defined under GAAP and may not be comparable to other companies’ presentations of similarly titled financial measures. Constellation has provided these non-GAAP financial measures as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These non-GAAP measures should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP measures provided in the materials presented. Non-GAAP financial measures are identified by the phrase “non-GAAP” or an asterisk (*). Reconciliations of these non-GAAP measures to the most comparable GAAP measures are provided in the appendices and attachments to this presentation. Non-GAAP Financial Measures Continued 4

| Business and Earnings Outlook Constellation – Our Assets Are Unmatched 5 Visible, Double-Digit Long-Term Base EPS Growth Backed by the Nuclear Production Tax Credit (PTC) Best and Largest Operator of Carbon-Free, Long-Lived, 24/7 Nuclear Plants Uniquely Positioned to Support Economic Growth and Electric System Reliability Growing Product Opportunities Through Leading Customer Platform 180M MWhs of Carbon-Free Electricity Will Benefit from Higher Prices and Attribute Payments Strong Free Cash Flows and High Investment Grade Balance Sheet

| Business and Earnings Outlook We Delivered on Our Commitments Made at January 2022 Analyst Day 6 • Exceeded midpoint of full-year EBITDA guidance in 2022 and top-end of revised guidance in 2023 • Nuclear fuel 100% secured into 2029 with fuel cycle contracts into the 2030s • Delivering hourly-matched carbon-free energy (CFE) products to sustainability leaders • Grew Constellation Offsite Renewables (CORe)(1) product sales by 157% • Average nuclear capacity factor of 94.6% from 2022-2023 • 251 million metric tons of carbon dioxide avoided • Successfully advocated for inclusion of the nuclear PTC in the landmark climate legislation, the Inflation Reduction Act • Capital commitments for nuclear uprates, hydrogen, behind-the-meter (BTM) investments, and wind repowering • Systematic program established to extend the useful lives of our fleet pending policy support, with first wave of license renewals being submitted • Upgraded two notches at S&P (BBB+) and on Positive Outlook at Moody’s (Baa2) • Grew dividend 150% in first two years and continue to target 10% growth annually • Completed $1B share repurchase in 2023 and have started next $1B share repurchase program • Acquired partial ownership stake in South Texas Project Nuclear Plant Deliver on financial commitments Maintain investment grade credit ratings Grow the dividend 10% annually Return capital to shareholders Disciplined approach to M&A Deliver reliable, clean, carbon-free energy Drive clean energy policy Create new value from generation fleet Commercialize new sustainability products License renewals Secure nuclear fuel • Ranked #1 in operational metrics among major nuclear generators • Strong C&I customer renewal, win-rates and satisfaction scores • Strong performance of power fleet through summers and winters Best-in-class operations (1) Constellation’s offsite renewables product (CORe) suite combines location-specific renewable energy purchases and renewable energy certificates (RECs) with a physical load-following energy supply contract

| Business and Earnings Outlook The PTC Provides Revenue Visibility and Supports Revenue Growth 7 $35 $40 $45 $50 $55 $20 $25 $30 $35 $40 $45 $50 $55 Gross Receipts ($/MWh) M ar k et R ev en u es + P T C ( $ / M W h ) 2024 2025 2027 2029 Higher Inflation Results in Higher Nuclear PTC Floor Price (1)Illustrative Payoff Dynamics Assuming 2% Inflation (1) $40 $45 $50 $55 $60 2024 2025 2026 2027 2028 2029 2030 M ar k et R ev en u es + P T C ( $ / M W h ) 2% Inflation 3% Inflation 4% Inflation ~$755M incremental revenue between 2% and 3% inflation (2) (1) Additional detail can be found on pages 44-45 in the appendix (2) Reflects 184 million MWh of expected nuclear generation multiplied by the difference in PTC floor prices under 2% and 3% inflation scenarios

| Business and Earnings Outlook Bipartisan Support for Nuclear Energy 8 Aug 2016 New York ZEC Dec 2016 Illinois ZEC 2017 Connecticut PPAs Dec 2018 New Jersey ZEC Aug 2021 Illinois CMC Program Nov 2021 Federal Civil Nuclear Credit Program Aug 2022 Federal Nuclear PTC State and Federal legislation has been passed recognizing the importance of nuclear power to grid reliability and addressing the climate crisis Public Opinion (1) 1.5x more people support nuclear energy’s use than oppose it Reliability is the public’s highest-priority energy attribute 3x more respondents want to keep using nuclear power rather than phase it out “In the United States, we acted to bolster our reliance on our nuclear energy facilities – which generates more than half of our carbon free power. And we’re just getting started” President Joe Biden “We will begin to revive and expand our nuclear energy sector — which I’m so happy about — which produces clean, renewable and emissions-free energy. A complete review of U.S. nuclear energy policy will help us find new ways to revitalize this crucial energy resource” Former President Donald Trump (1) Source: Radiant Energy Group, “Public Attitudes Toward Clean Energy,” 2023

| Business and Earnings Outlook Nuclear is an Unparalleled Source of Electricity (1) 9 Nuclear is unique in that every gram of spent nuclear fuel is accounted for and ultimate green fielding of sites is pre-funded 1.30 2.82 4.63 18.43 24.62 32.72 S ol ar N u cl ea r W in d H yd ro p ow er G as B io m as s O il C oa l B ro w n C oa l 0.02 0.03 0.04 (1) Source: https://www.spglobal.com/marketintelligence/en/news-insights/latest-news-headlines/as-power-plant-fleet-age-holds-at-28-us-nuclear-fleet-hits-middle-age-milestone-72411273 (2) Source: https://www.eia.gov/electricity/monthly/epm_table_grapher.php?t=table_6_07_b (3) Source: https://unece.org/sites/default/files/2022-04/LCA_3_FINAL%20March%202022.pdf (4) Source: https://ourworldindata.org/grapher/death-rates-from-energy-production-per-twh; mortality rates are measured based on deaths from accidents and air pollution per terawatt-hour (TWh) of electricity Highest Capacity Factors (2) Lowest GHG Lifecycle Emissions of Power Generators (3) Existing Nuclear Will Operate Longer Than All Existing Renewables and Any Being Built Today Nuclear Has One of the Lowest Mortality Rates per TWh of Electricity (4) 0% 20% 40% 60% 80% 100% Nuclear Hydroelectric Wind Solar (PV) Solar (Thermal) 2020 2021 2022 0 10 20 30 40 Nuclear Wind Solar Remaining Useful Life Useful Life if Built Today 0 200 400 600 800 1,000 g CO2 eq. per kWh Nuclear Hydro Onshore Wind Offshore Wind Solar PV Solar Thermal Gas NGCC (with CCS) Coal IGCC (with CCS) Gas NGCC Coal IGCC Minimum g CO2 eq. per kWh Range of Lifecycle GHG Emissions Observed Years

| Business and Earnings Outlook Supply is Becoming More Intermittent While Power Demand is Growing 10 U.S. Demand 2010 to 2030 (1)U.S. Generation Stack (1) The replacement of retiring baseload generation with intermittent resources will impact grid reliability 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 M ill io n M W h s 2010 2020 2030 Wind Solar Natural Gas Coal Other (2) Nuclear Today (1) Source: U.S. Energy Information Administration (EIA) (2) Other includes petroleum, conventional hydroelectric power, geothermal, wood and other biomass, pumped storage, non-biogenic municipal waste in the electric power sector, refinery gas, still gas, batteries, chemicals, hydrogen, pitch, purchased steam, sulfur, and miscellaneous technologies 2010 2015 2020 2025 2030 3,600 3,700 3,800 3,900 4,000 4,100 M ill io n M W h s Actual Forecast U.S. electricity demand is forecast to grow twice as fast through 2030 as it has over the last decade

AI and Data Center Growth Will Drive Power Demand

Data center electricity consumption in the U.S. is growing (TWhs) (1)



% of U.S. Electricity Demand
2.0%
2.5%
6.0%
6.5%
7.5%
74
126
320
335
390
2020
2022
2030 Original Estimate
2030 w/ Gen AI Min
2030 w/ Gen AI Max

In the next five years, consumers and businesses **will generate twice as much data** as all the data created over the past 10 years (2)

Major tech companies are expected to invest **$1 trillion** in data centers over next 5 years (3)

AI data center racks could require **7 times more power** than traditional data center racks (4)

Global colocation MW for data centers will grow at **15.2% CAGR** over the next five years (2)

(1) Boston Consulting Group, the Impact of Electricity; https://www.linkedin.com/posts/bcg-on-energy_the-impact-of-genai-in-electricity-activity-7112787574032674816-uDEX
(2) JLL, "Data Centers 2024 Global Outlook"; https://www.us.jll.com/en/trends-and-insights/research/data-center-outlook
(3) Business Insider, "AI Data Centers Are Booming, Sucking Up Water, Energy and Land," https://www.businessinsider.com/ai-data-energy-centers-water-energy-land-2023-10
(4) Wall Street Journal, "AI-Ready Data Centers are Poised for Fast Growth," https://www.wsj.com/articles/ai-ready-data-centers-are-poised-for-fast-growth-fadae952

11 | Business and Earnings Outlook

Constellation

| Business and Earnings Outlook12 Renewable Generation is Low When Demand is High 0 20,000 40,000 60,000 80,000 100,000 120,000 140,000 2,000 4,000 6,000 8,000 10,000 12,000 14,000 16,000 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan G en er at io n ( M W ) D em an d (M W ) 2023 PJM Generation and Demand (1) Source: PJM Hourly Load (Preliminary); https://dataminer2.pjm.com/feed/hrl_load_prelim (2) Source: PJM Generation by Fuel Type; https://dataminer2.pjm.com/feed/gen_by_fuel Demand (30-Day Rolling Avg) (1) Renewable Gen (30-Day Rolling Avg) (2)

| Business and Earnings Outlook13 Day-to-Day, Renewable Generation Can Swing as Much as Turning On or Off Five Nuclear Reactors in PJM 2023 PJM Renewable Generation 0 2,000 4,000 6,000 8,000 10,000 12,000 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan G en er at io n ( M W s) Renewable Gen (Daily Avg) (1) (1) Source: PJM Generation by Fuel Type; https://dataminer2.pjm.com/feed/gen_by_fuel

| Business and Earnings Outlook Prices Spike in ERCOT When Renewables Are Unavailable 14 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 12% 14% 16% 18% 20% 22% 24% 26% 28% 30% 32% 34% 36% 38% 40% Wind and Solar as Percentage of Total Load (MWs) E R C O T N o rt h ( $ / M W h ) Avg Wind and Solar Generation as % of Total Load Load Greater than 80K MW Sources: ERCOT (https://www.ercot.com/gridinfo/load/forecast); EIA (https://www.eia.gov/outlooks/aeo/data/browser/#/?id=62-AEO2023&region=5-1&cases=ref2023)

| Business and Earnings Outlook Our Reliable, Carbon-Free Power Can Capture Additional Value 15 Data Centers Hydrogen State and Federal Clean Energy Procurements Carbon-Free Energy Solutions Attribute Payments Provide Substantial Upside (1,2)Timeline of MWhs Available for Attribute Payments (1) Paths for Additional Value Creation (1) Attribute payment is defined as compensation for carbon-free, reliable, hourly-matched energy attributes that are not currently reflected in market pricing (2) Assumes 94% capacity factor Revenue Uplift ($M) $20 Attribute Value $10 Attribute Value Volume (million MWhs) Percentage of Total Capacity 9004504525% 1,8009009050% 2,7001,35013575% 108 104 99 56 25 183 73 78 81 124 159 178 E xp ec te d G en er at io n ( M ill io n M W h s) 2024 NJ ZEC 2025 2026 IL CMC and IL ZEC 2027 2028 6 NY ZEC 2029 2030 181 183 180 181 184 184 183 Program roll-off State Programs Available for Attribute Sales

| Business and Earnings Outlook We Have More Clean, Reliable, Nuclear Capacity than All Other Competitive Generators Combined 16 (1) Reflected at ownership share (2) Adjusted to include Energy Harbor (3) Reflects 2021 regulated and non-regulated generation. Source: Benchmarking Air Emissions, November 2023: https://www.ceres.org/resources/reports/benchmarking-air-emissions-100- largest-electric-power-producers-united-states-2023 (4) Source: Constellation’s internal benchmarking report. 178.2 110.5 86.7 53.2 51.7 50.3 49.2 48.6 31.4 30.3 0 50 100 150 200 Constellation NextEra Energy Duke Dominion Vistra Energy (2) Southern Berkshire Hathaway Energy Entergy PSEG Xcel million MWhs Constellation is the Best Operator of Nuclear Plants in the U.S. Largest Producers of Carbon-Free Generation (1,3) Competitive Nuclear Generation Capacity (GWs) (1) CEG VST (2) PEG NEE TLN D 22.1 6.3 3.8 2.3 2.2 2.0 2021 - 2022 94.7% 93.1% 92.8% 91.8% 89.8% 89.4% 88.9% 86.3% C o n st el la ti o n C om p an y A C om p an y B C om p an y C C om p an y D C om p an y E C om p an y F C om p an y G 2-Year Capacity Factor (4) Industry Average: 90.8%

| Business and Earnings Outlook Constellation Serves 21% of the Competitive C&I Market 17 NRG Constellation Vistra Energy (2) bp ENGIE Calpine Energy Solutions Gexa Energy Shell Energy North America AEP Energy Just Energy 151 146 112 65 56 51 29 29 22 18 Constellation NRG Energy Vistra Energy (2) bp ENGIE Calpine Energy Solutions Gexa Energy Shell Energy North America AEP Energy Tenaska Power Services 21% 16% 10% 10% 9% 8% 4% 4% 3% 3% (1) Source: DNV GL Retail Landscape June 2023. Numbers reflect annualized non-residential customer load under contract as of December 2022. (2) Adjusted to include Energy Harbor Constellation C&I Residential C&I Market Share (1) Retail Electric Load Served (million MWhs) (1)

| Business and Earnings Outlook First, power usage was matched with annualized National RECs, EFECs and gas usage was matched with RINs Then power usage was directly tied to a specific project Power usage is matched to locational carbon-free energy every hour of the day Continue to drive innovation through advancing new technologies and strategic colocation 18 Traditional Power and Gas Supply As sustainability products evolve, margins expand Delivering customers power and gas supply EFECs made the power source emissions free. While RECs and RINs made the power source renewable CORe (1) made the power source specific Hourly CFE made the power source matched Embracing emerging technologies will make the power source ready for the future Uniquely Positioned to Help C&I Customers Meet their Goals (1) Constellation’s offsite renewables product (CORe) suite combines location-specific renewable energy purchases and renewable energy certificates (RECs) with a physical load-following energy supply contract

| Business and Earnings Outlook Our Generation and Commercial Businesses are More Valuable Together 19 Locks-in value above the PTC “floor” Creates value from volatility through optimizing our combined generation and retail positions Minimizes need to post collateral Provides pathway to monetizing carbon-free attributes

| Business and Earnings Outlook Financial Outlook 20

| Business and Earnings Outlook Nuclear PTC Transforms Our Business 30 35 40 45 50 55 60 20 25 30 35 40 45 50 55 60 Gross Receipts ($/MWh) M ar k et R ev en u es + P T C ( $ / M W h ) Gross Receipts Gross Receipts + Tax-Adj. PTC (1) $25/MWh $43.75/MWh PTC provides revenue certainty while maintaining ability to capture power price upside from the market Initiating 2024 Adjusted Operating Earnings* Guidance of $7.23-$8.03 per share 21 Note: 2024 earnings guidance based on expected average shares outstanding of 316 million (1) Grossed up assuming 25% tax rate

| Business and Earnings Outlook BASE EARNINGS • Earnings that are consistent, visible, and easy to calculate that will grow over time through returns on organic growth, PTC inflation, and share repurchases • Easily modeled using simple PxQ, for example: – PTC price (assuming 2% inflation) x quantity – 13-year historical and forward average weighted commercial margin x quantity • Typically, 80-90% of expected future earnings Base Earnings Give Visibility into Constellation’s Stability and Growth Base Earnings $5.45-$5.55 2024 Guidance Range ($7.23 - $8.03) ENHANCED EARNINGS • Earnings that reflect additional value above base earnings • Examples include: - Stronger than 13-year historical and forward average retail margins - Power price sales above the PTC floor - Capturing outsized value from volatility 22 Note: 2024 earnings guidance based on expected average shares outstanding of 316 million

| Business and Earnings Outlook 2024 2025 2026 2027 2028 (1) 23 Visible 10%+ Adjusted Operating EPS* Growth on Base Earnings Long-term growth rate of at least 10% from 2024-2028 but will vary from year to year • Inflation greater than 2% assumption • Attribute payments for reliable, carbon-free power sales • Commercial margins above the assumed 13-year average Items Not Included in Growth Rate 20282027202620252024Factors $45.75$45.75$44.75$44.75$43.75 PTC Step-Up (2% Inflation) n/a $34.50 Roll- off in May $34.09$33.47$33.04CMC Program 1215151215Number of Planned Outages (2) Typical range Above typical range Above typical range Typical rangeTypical rangeCEG Outage Duration (3) Base Earnings 181 183 180 181 184 Expected Nuclear Generation (million MWhs) (2,4) (1) Illustrative (2) Includes Salem and STP (3) Planned outage durations vary due to unit-specific attributes and outage work scope (4) Reflected at ownership share

Base Earnings are Easily Calculated


Guidance Range
($7.23 - $8.03)
$5.45 - $5.55
$6.35-$6.45
2024
2025

Long-term Base earnings can be readily modeled with inputs provided

Base Gross Margin	Modeling Tools	Additional Detail
Generation (Nuclear)	Expected generation x price	Can be broken down by CMC units, NY units, and remaining fleet (PTC)
Generation (Non-Nuclear)	Cleared capacity volumes x clearing price	Capacity volumes and prices provided for PJM and NEPOOL
	Expected generation x price	Historical PPA prices for renewables, power prices for hydro, and spark spreads for natural gas and oil
Commercial	Volumes x 13-year historical and forecasted margin	Power and gas margins provided
	Other Commercial Gross Margin (~$400M/yr)	Includes portfolio management and gross margin from other Commercial businesses, including Constellation Home and Energy Efficiency

Additional modeling details can be found in the Appendix starting on page 32

24 | Business and Earnings Outlook

Constellation

| Business and Earnings Outlook25 We Will Capture Value Above Base Earnings Base EPS 80-90% (1) Enhanced EPS 10-20% (1) Examples of Enhanced Earnings • Margins above 13-year historical and forecast average resulting from: – Volatile markets leading to risk premiums – Favorable conditions in wholesale load auctions • Power prices above the PTC floor • Optimizing retail and generation positions • Commodity and risk management Retail power margins in 2024-2025 are $0.50 -$1.75/MWh above 13-year average (1) Reflects long-term future expectations for split between Base and Enhanced earnings

| Business and Earnings Outlook Growing 2024 dividend by 25%, targeting 10% annual future growth Completed $1.0 billion in 2023 and started next $1.0 billion in share repurchases $875 million of organic growth in 2024-2025 meeting our double- digit return threshold • Nuclear uprates • Nuclear license renewals • Wind repowering • Hydrogen Credit Ratings • S&P – BBB+; stable outlook • Moody’s – Baa2; positive outlook Providing Value for Shareholders Through Our Capital Allocation Plan 26

| Business and Earnings Outlook27 (1) Beginning Cash Available reflects excess cash balance above minimum targets as of December 31, 2023 (2) Available Cash is a midpoint of a range based on December 31, 2023, market prices $5.7 - $6.1 $0.1 2024 - 2025 Available Cash (2) ($0.9) Identified Growth ($0.9) Dividend ($0.2) ($0.9) Authorized Share Repurchases ($3.1 - $3.5) Capital Available to be Allocated FCFbG* Beginning Cash Available (1) $5.8 - $6.2 ($1.0) ($B) Completed ~$150M through Feb 27, 2024 Strong Free Cash Flows Create Value Through Growth and Capital Return

| Business and Earnings Outlook Constellation – Our Assets Are Unmatched 28 Visible, Double-Digit Long-Term Base EPS Growth Backed by the Nuclear PTC Best and Largest Operator of Carbon-Free, Long-Lived, 24/7 Nuclear Plants Uniquely Positioned to Support Economic Growth and Electric System Reliability Growing Product Opportunities Through Leading Customer Platform 180M MWhs of Carbon-Free Electricity Will Benefit from Higher Prices and Attribute Payments Strong Free Cash Flows and High Investment Grade Balance Sheet

Appendix – Table of Contents

Appendix	Slide Number
A. Financial Support	**30**
• 2023 Quarterly Adj. EBITDA* and Adj. EPS*	
• Modeling Tools	
• 2023 – 2025 Adjusted O&M* and CapEx	
• Nuclear Fuel	
• Credit and Long-Term Debt	
• Peer Analysis	
B. Operational Metrics	**40**
• Nuclear and Power Operations	
• Commercial	
C. State and Federal Policies	**43**
• PTC Mechanics	
• PTC Inflation	
• ZEC Overview	
• ZEC Price Determination	
• CMC Overview	
D. Environmental, Social, and Governance	**49**
• ESG Principles	
• Climate Commitment	
• Largest Producer of Carbon-Free Electricity in the U.S.	
• Nuclear Fuel Density, Waste and Footprint	
• Diversity, Equity and Inclusion	

Appendix	Slide Number
E. Fleet Overview	**55**
• Nuclear	
• Renewables	
• Gas	
F. Reconciliation of Non-GAAP Measures	**61**
• Q4 2023 Adj. EBITDA* Waterfall	
• 2023 Full Year Adj. EBITDA* Waterfall	
• 2023 GAAP to Non-GAAP Reconciliation Definitions	
• 2023 Q4 and Full Year Adj. EBITDA*	
• 2023 Quarterly Adj. EBITDA*	
• 2023 Quarterly Adj. EPS*	
• 2024 Adj. EPS* Guidance	
• 2023 – 2025 Adj. O&M*	
• 2023 – 2024 Free Cash Flow Before Growth	

29 | Business and Earnings Outlook

Constellation

| Business and Earnings Outlook30 Appendix A Financial Support

| Business and Earnings Outlook 2023 Quarterly Adjusted EBITDA* and Adjusted Operating EPS* 31 2023 FYQ4Q3Q2Q1 $4,025$1,137$1,199$1,031$658Adjusted EBITDA* ($M) $6.28$1.74$2.13$1.64$0.78Adjusted Operating EPS* ($/share) (1) GAAP to Non-GAAP reconciliations for Adjusted EBITDA* and Adjusted EPS* can be found starting on page 61 of the Appendix (1) Based on average shares outstanding reported in Form 10-Q and Form 10-K filings. See page 68 in appendix.

Modeling Tools for Base Earnings



$5.45 - $5.55
$6.35 - $6.45
2024
2025

Gross Margin* (Base Only) [1]	2024 Quantity (million MWhs)	2024 Prices ($/MWh)	2025 Quantity (million MWhs)	2025 Prices ($/MWh)
Nuclear [2]				
Illinois CMC Units [3]	54	$33.04	54	$33.47
NY Units [4]	25	$60 - $61	26	$60 - $63
Remaining Units (PTC)	102	$43.75	102	$44.75
Nuclear Fuel Amortization		($4.85 - $4.90)		($5.30 - $5.35)
Non-Nuclear				
Wind/Solar	5	~$60 - $70 Avg.	5	~$60 - $70 Avg.
Hydro	2	~$45	2	~$45
Natural Gas, Oil, Other	20	~$20 spark spread	18	~$20 spark spread
Capacity Revenues	See Appendix page 34		See Appendix page 34	
Commercial	**Projected Volumes**	**Average Margin**	**Projected Volumes**	**Average Margin**
Power Margins	200 million MWhs	$3.50 - $3.60 / MWh	205 million MWhs	$3.50 - $3.60 / MWh
Gas Margins	855 million dth	$0.25 - $0.30 / dth	840 million dth	$0.25 - $0.30 / dth
Other Commercial Margin	~$400M		~$450M	

Other Modeling Inputs	2024	2025
Other Revenues	$75	$50
Adjusted O&M*	($5,225)	($5,125)
TOTI [5]	($450)	($450)
Other, Net	($50)	($25)
Depreciation and Amortization	($1,000)	($1,025)
Interest Expense, Net [6]	($425)	
Effective Tax Rate [7]	17%	19%

Note: 2024 earnings guidance based on expected average shares outstanding of 316 million
(1) To the extent we receive nuclear PTCs, the value will be reflected in revenues on the GAAP financial statements
(2) Reflected at ownership share; includes Salem and STP
(3) Reflects calendar year price based on weighted average CMC price for 2023/2024, 2024/2025, and 2025/2026 planning years
(4) Values reflect the total of energy, capacity, and ZEC consistent with the rate-setting mechanism
(5) TOTI includes gross receipts tax
(6) Interest expense is not reflective of capital allocation
(7) Effective tax rate reflects PTC revenues as of December 31, 2023

32 | Business and Earnings Outlook

Constellation

Detailed Modeling Inputs for Base Earnings

Expected Generation (million MWhs) [1]

Nuclear	2024	2025	2026	2027	2028
IL CMC Units	54	54	53	23	-
NY Units	25	26	25	26	25
Remaining Units	102	102	102	132	159
Total Nuclear	**181**	**183**	**180**	**181**	**184**
Number of Planned Refueling Outages [1]	15	12	15	15	12

Price ($/MWh)

	2024	2025	2026	2027	2028
IL CMC Units [2]	$33.04	$33.47	$34.09	$34.50	
NY Units [3]	$60 - $61	$60 - $63			
Remaining Units (2% Inflation)	$43.75	$44.75	$44.75	$45.75	$45.75
Nuclear Fuel	($4.85 - $4.90)	($5.30 - $5.35)			

PTC Inflation Scenarios ($/MWh)

	2024	2025	2026	2027	2028
2% Inflation	$43.75	$44.75	$44.75	$45.75	$45.75
3% Inflation	$43.75	$44.75	$45.75	$48.88	$49.88
4% Inflation	$43.75	$44.75	$45.75	$49.88	$50.88

Volume

Commercial (Retail/Wholesale)	2024	2025
Power	200 million MWhs	205 million MWhs
Gas	855 million dth	840 million dth

Margins (13-Year Average) [4]

2024
$3.50 - $3.60/MWh
$0.25 - $0.30/dth

(1) Reflected at ownership; includes Salem and STP
(2) Reflects calendar year price based on weighted average CMC prices across planning years
(3) Values reflect the total of energy, capacity, and ZEC consistent with the rate-setting mechanism
(4) 13-Year average represents eight years of historical realized margins and five years of forward-looking forecast

33 | Business and Earnings Outlook

Constellation

| Business and Earnings Outlook Detailed Modeling Inputs for Base Earnings (continued) 34 (1) Hydro revenue price and representative spark spread reflect consistent historical average we have achieved across hydro and fossil assets, respectively (2) Volumes are rounded and reflect Constellation’s ownership share of partially owned units (3) ISO-NE: ISO New England; NEMA: Northeastern Massachusetts and Boston; SEMA: Southeastern Massachusetts (4) Represents offered capacity at ownership Expected Generation (million MWhs) Non-Nuclear (Energy) 2024 2025 Wind/Solar 5 5 Historical renewable contracts $60 - $70 Hydro 2 2 Hydro revenue price ($/MWh) $45 Natural Gas, Oil, Other 20 18 Representative spark spread ($/MWh) $20 2023/2024 2024/2025 Non-Nuclear (Capacity) Cleared Volumes (MW) (2) Price ($/MW-day) Cleared Volumes (MW) (2) Price ($/MW-day) EMAAC - - 1,950 $55 MAAC 2,175 $49 200 $49 BGE 425 $70 425 $73 Total PJM Portfolio 2,600 2,575 2023/2024 2024/2025 Capacity (4) Price ($/MW-day) Capacity (4) Price ($/MW-day) NEMA 1,525 $66 115 $131 SEMA 235 $597 235 $632 Total ISO-NE (3) 1,760 350 Note: Capacity revenues for nuclear units are included in the gross receipts calculation for the PTC and therefore not provided Modeling Prices ($/MWh) (1)

Additional Modeling Inputs and Information

Other Modeling Inputs ($M)	2024	2025
Enhanced Gross Margin*	$675 - $950	$575-$850
Other Revenues	$75	$50
Adjusted O&M*	($5,225)	($5,125)
TOTI (1)	($450)	($450)
Other, Net	($50)	($25)
Depreciation and Amortization	($1,000)	($1,025)
Interest Expense, Net (2)	($425)	
Effective Tax Rate Including PTC (3)	17%	19%
Effective Tax Rate Excluding PTC (4)	24%	24%

Additional Information	2024	2025
Retail Power Margins Above 13-year Average	$1.75	$0.50
Percentage of Nuclear Fleet in PTC Zone	87%	82%

Reference Prices (5)		
NIHub ATC ($/MWh)	$35.78	$39.02
PJM-W ATC ($/MWh)	$41.87	$46.31
New York Zone A ATC ($/MWh)	$37.51	$40.26
ERCOT-N ATC Spark Spread ($/MWh)	$29.11	$21.29
ERCOT-N Peak Spark Spread ($/MWh)	$43.30	$32.50

Note: 2024 earnings guidance based on expected average shares outstanding of 316 million
(1) TOTI includes gross receipts tax
(2) Interest expense is not reflective of capital allocation
(3) Reflects effective tax rate inclusive of PTC revenues. To the extent we receive nuclear PTCs, the value will be reflected in revenues on the GAAP financial statements.
(4) Reflects effective tax rate excluding impact of PTC revenues
(5) Based on prices as of December 31, 2023

35 | Business and Earnings Outlook

Constellation

| Business and Earnings Outlook Adjusted O&M* and Capital Expenditures 36 $1,000 $950 $925 $1,200 $1,300 $1,025 $300 $500 $350 2023A 2024E 2025E $2,500 $2,750 $2,325 Growth Nuclear Fuel Baseline ($M) Note: All amounts rounded to the nearest $25M. Items may not sum due to rounding. (1) GAAP to Non-GAAP reconciliation for Adjusted O&M* can be found on page 70 of the Appendix (2) Reflects cash CapEx for Non-Nuclear at 100% ownership $5,100 $5,225 $5,125 2023A 2024E 2025E Adjusted O&M* Investing for Long-Term Value Through CapEx (2)Adjusted O&M* 2023-2025 (1) ($M)

Constellation is Well-Positioned on Nuclear Fuel

Well-Insulated from Geopolitical Risk

- We have built a diverse and resilient portfolio that can withstand a Russian supply disruption
- We continue to manage our supply for conversion and enrichment, which is what is at risk from a Russian supply disruption, and are well-covered for these services into the next decade
- We are working with the Administration, domestic suppliers and other stakeholders on policies that would increase U.S. enrichment and conversion capabilities by 2028

Financial Risk Management

- Structure forward contracts to control price risk
- Establish metrics to measure and forecast cost variability
- Allow flexibility to pursue market opportunities and cost optimization
- Negotiate ceiling prices in market-related contracts and caps on references to inflation indexes
- Amortize fuel cost over the time the fuel is in the core

Uranium Purchasing

- We transact predominantly in the term market (bi-lateral contracts) and opportunistically in the spot market
- Financial players are the primary participants in the uranium spot market and there are days when there are no trades in this illiquid market
- Our forward uranium contract prices are well-below the spot market prices
- We have engaged in multiple long-term supply contracts running well into the 2030s

Cost by Fuel Cycle Component


U3O8
40%
Conversion
10%
Enrichment
30%
Fabrication
20%

New Fuel Cost Amortization Schedule


50%
40%
10%
1
2
3
4
5
6
Year in Core

37 | Business and Earnings Outlook

Constellation

| Business and Earnings Outlook Our Investment Grade Balance Sheet is a Competitive Advantage 38 Note: Items may not sum due to rounding. GAAP to Non-GAAP definitions for credit metrics can be found on pages 64-65 of the Appendix (1) Credit rating upgraded by S&P to BBB+ from BBB on November 22, 2023 (2) Maturity profile excludes non-recourse debt, P-Cap facility, securitized debt, capital leases, unamortized debt issuance costs and unamortized discount/premium (3) Long-term debt balances reflect 2023 Form 10-K GAAP financials, which include items listed in footnote 2 except for the P-Cap facility Long-Term Debt Maturity Profile (2)Current Credit Ratings 2024 Target Credit Metrics Baa2; positive outlookMoody’s BBB+; stable outlook (1)S&P Long-Term Debt Balances (3) $6.1BRecourse $1.5BNon-Recourse $7.6BTotal Long-Term Debt As of 12/31/2023 ($M) $ 9 0 0 $ 75 0 $ 6 0 0 $ 5 0 0 $ 9 0 0 $ 3 5 0 $ 78 8 $ 9 0 0 $ 3 3 4 $ 2 3 2 0 2 5 2 0 2 6 2 0 2 7 2 0 2 8 $ 79 2 0 2 9 2 0 3 0 2 0 3 1 2 0 3 2 2 0 3 3 2 0 3 4 2 0 3 5 2 0 3 6 2 0 3 7 2 0 2 4 2 0 3 9 2 0 4 0 2 0 4 1 2 0 4 2 2 0 4 3 2 0 4 4 2 0 4 5 2 0 4 6 2 0 4 7 2 0 4 8 2 0 4 9 2 0 5 0 2 0 5 1 2 0 5 2 2 0 5 3 2 0 3 8 Sr. Notes Tax-Exempt Bonds 35% 45% Moody’s CFO Pre-WC/ Debt* S&P FFO / Debt* S&P Debt/EBITDA* < 2.0x

Constellation Characteristics Compared to Leading Companies in Different Sectors

	Constellation	Specialty Chemicals	Waste	Rail	Utilities	IPPs
Strong Growth Rates	10%+	9-12%	11%	10-15%	5-9%	N/A
Consistent Earnings (meet or beating guidance)	Beat since inception	Beat 8/9 Years	Beat 6/7 Years	Beat 4/4 Years	Beat 5/5 Years	Beat 3/5 years
Credit Ratings (S&P / Moody's)	BBB+ / Baa2	A / A2	A- / Baa1	A- / A2	Investment Grade	Sub-Investment Grade
Positive FCF	✓	✓	✓	✓	✗	✓
Long Duration of Assets	80+ Years	~	✓	✓	✓	~
Unique Positioning in the Market	✓	✓	✓	✓	✓	✗
Supports the Energy Transition	✓	✓	✓	~	✓	✗
Dividend Yield	1.1%	1.5% - 2.5%	1.6% - 1.7%	1.8% - 1.9%	3.2% – 4.3%	2% - 3%
Dividend Payout Percentage	15-20%	55-85%	40-65%	35-40%	50-85%	12-30%
Revenue Certainty Through Government Policy	✓	✗	✗	✗	✓	✗
Benefits from Inflation	✓	~	✓	✗	✗	✗

39 | Business and Earnings Outlook

Constellation

| Business and Earnings Outlook40 Appendix B: Operational Metrics

| Business and Earnings Outlook Non-Nuclear Metrics (5)Average Nuclear Refueling Outage Days (2,4)1-Yr Nuclear Capacity Factor (%) (1,2) Strong Operations Deliver Reliable and Affordable Carbon-Free Power 41 Source: Constellation’s internal benchmarking report (1) Reported at Constellation’s ownership share, excluding Salem and STP. 2021 Constellation ownership share reflects EDF Put closure on August 6, 2021 (2) Constellation and Industry averages reflect TMI partial year operation in 2019. (3) Major nuclear operator is defined as one entity responsible for the operation of at least two sites and comprising of at least four units; Major Operator rankings reflect 100% ownership for Constellation. 2023 not available. (4) Refueling outage values are not adjusted for ownership (5) Dispatch Match is used to measure the responsiveness of a unit to the market, expressed as actual energy gross margin relative to total desired energy gross margin. Desired energy gross margin is measured by revenue less fuel cost and variable O&M when generating unit is asked to run by either Constellation or the RTO. Wind Energy Capture represents actual energy produced by wind turbine generators, divided by the on-site measured total wind energy available. Solar Energy Capture represents actual energy produced, divided by total expected energy produced derived from solar irradiance and expected performance curves supplied by the solar panel manufacturers. Hydro Energy Capture is expressed as the actual generation divided by the desired generation, weighted by the locational marginal price (LMP). Renewable Energy Capture for the combined wind, solar, and hydro fleet is weighted by the relative site projected pre-tax variable revenue. 2023 reflects a change to include the Conowingo run-of-river hydroelectric operational performance within renewable energy capture and removes the performance from dispatch match; prior years have not been recast. 21 22 22 21 21 36 34 32 40 2019 2020 2021 2022 2023 95.7% 95.4% 94.5% 94.8% 94.4% 91.7% 90.8% 90.9% 90.9% 2019 2020 2021 2022 2023 Ranking Among Major Operators (2-Yr) (3) 2022202120202019 1111 Industry Average 9 7. 9% 9 8 .4% 72 .4% 9 8 .4% 9 8 .5% 9 6 .3% 9 3 .4% 9 5 .7% 9 5 .8% 9 6 .4% 2019 2020 2021 2022 2023 Dispatch Match Renewable Energy CaptureIndustry Average Ranking Among Major Operators (3) 2022202120202019 1111

| Business and Earnings Outlook Wholesale 30% Retail 70% Residential 70% C&I 30% C&I 90% Residential 10% Indexed 25% Fixed 75% 205 TWh Leading Platform Enables Our Customers to Meet Their Energy and Sustainability Needs 42 Note: Items may not sum due to rounding (1) Other includes New England, South and West (2) Reflects retail load and wholesale load auction volumes as of December 31, 2023. Does not equate to annualized retail load volumes under contract as reported in DNV GL Market Share Landscape. Numbers rounded to the nearest 5 million MWh. Customer Breakdown of 2023 Load ServedCustomer Operational Metrics (TTM) 38 45 15 29 8 26 8 20 Midwest Mid-Atlantic ERCOT New York Other (1) 46 71 23 16 49 Wholesale Retail 38% 15% 75% 90% Power New Customer Win Rate Gas New Customer Win Rate C&I Power Customer Renewal Rate C&I Gas Customer Renewal Rate Consistent Load (2)2023 Electric Load Served by Region (million MWhs) 150 155 140 140 60 60 65 65 2019 2020 2021 2022 60 145 2023 210 215 205 205 205 Wholesale Retail

| Business and Earnings Outlook43 Appendix C: State and Federal Policies

| Business and Earnings Outlook 20 25 30 35 40 45 50 55 60 20 25 30 35 40 45 50 55 60 Market Revenues ($/MWh) M ar ke t R ev en u es + P T C ( $ / M W h ) 44 PTC Provides Support for Nuclear Units When Revenues Fall Below $43.75/MWh Illustrative Payoff Dynamics for Non-State-Supported Units in 2024 • The PTC provides support of up to $15.00/MWh for units when revenues are between $25.00/MWh and $43.75/MWh while preserving the ability of the unit to participate in upside from commodity markets • The green line assumes revenues of $47.00/MWh. Since it is above the $43.75/MWh PTC phase out units would not receive PTC value • When revenues fall below the $43.75/MWh phase out, the PTC will provide revenue support for the units, bringing effective realized revenues back to $43.75 • Assuming revenues of $35.00/MWh, the orange line, we would expect units to receive $7.00/MWh PTC, bringing the total value the unit would receive to $42.00/MWh and $44.33/MWh (1) on a tax adjusted basis Competitive Unit Payoff $35/MWh $47/MWh PTC provides support from $25/MWh - $43.75/MWh (1) Grossed up assuming 25% tax rate

Inflation of Nuclear Production Tax Credit (PTC) (1)

PTC Overview

- The PTC is in effect through 12/31/32
- In the base year 2024, Constellation qualifies for the nuclear PTC up to $15.00/MWh; the PTC amount is reduced by 80% of gross receipts exceeding $25.00/MWh, phasing out completely after $43.75/MWh
- The nuclear PTC can be credited against taxes or monetized through sale to an unrelated taxpayer

PTC Inflation Adjustment

- Starting in 2025, the maximum PTC and gross receipts threshold are subject to an inflation adjustment based on the GDP price deflator for the preceding calendar year:

$$\text{Inflation Adjustment} = \frac{\text{GDP price deflator in preceeding year}}{\text{GDP price deflator in 2023}}$$

- Maximum PTC is rounded to nearest $2.50/MWh and gross receipts threshold is rounded to nearest $1.00/MWh

Example Assuming 2%, 3% and 4% Inflation (2)

	2% Inflation			3% Inflation			4% Inflation		
	Maximum PTC	Gross Receipts Threshold	Power Price At Which PTC=$0	Maximum PTC	Gross Receipts Threshold	Power Price At Which PTC=$0	Maximum PTC	Gross Receipts Threshold	Power Price At Which PTC=$0
2024	$ 15.00	$ 25.00	$ 43.75	$ 15.00	$ 25.00	$ 43.75	$ 15.00	$ 25.00	$ 43.75
2025	$ 15.00	$ 26.00	$ 44.75	$ 15.00	$ 26.00	$ 44.75	$ 15.00	$ 26.00	$ 44.75
2026	$ 15.00	$ 26.00	$ 44.75	$ 15.00	$ 27.00	$ 45.75	$ 15.00	$ 27.00	$ 45.75
2027	$ 15.00	$ 27.00	$ 45.75	$ 17.50	$ 27.00	$ 48.88	$ 17.50	$ 28.00	$ 49.88
2028	$ 15.00	$ 27.00	$ 45.75	$ 17.50	$ 28.00	$ 49.88	$ 17.50	$ 29.00	$ 50.88
2029	$ 17.50	$ 28.00	$ 49.88	$ 17.50	$ 29.00	$ 50.88	$ 17.50	$ 30.00	$ 51.88
2030	$ 17.50	$ 28.00	$ 49.88	$ 17.50	$ 30.00	$ 51.88	$ 20.00	$ 32.00	$ 57.00
2031	$ 17.50	$ 29.00	$ 50.88	$ 17.50	$ 31.00	$ 52.88	$ 20.00	$ 33.00	$ 58.00
2032	$ 17.50	$ 29.00	$ 50.88	$ 20.00	$ 32.00	$ 57.00	$ 20.00	$ 34.00	$ 59.00

(1) See H.R. 5376 for additional details; all numbers assume that prevailing wage requirements are satisfied
(2) Annual inflation adjustment is consistent with past published guidance for renewable energy credits, published annually

45 | Business and Earnings Outlook

Constellation.

Zero-Emission Credit (ZEC) Overview and Timelines



State
2023
2024
2025
2026
2027
2028
2029
2030
New York
April '17
March '29
Illinois
June '17
May '27
New Jersey
June '22
May '25

Program Elements	New York ZEC Program	Illinois ZEC Program	New Jersey ZEC Program
General Description	Under the state's clean energy standard, load serving entities must purchase Zero Emission Credits from NYSERDA who purchases them from the eligible nuclear plants.	Under Future Energy Jobs Act, utilities in the state contract with zero emission facilities to procure all of the Zero Emission Credits produced in a year by the facility.	Under the state's clean energy standard, utilities will purchase Zero Emission Certificates from certified nuclear plants in an amount equivalent to all of the output of the plant.
Eligibility	PSC selects units based on: • Impact on NY air quality based on PSC evaluation • Financial distress • Alternatives, customer impact, public interest	IPA selects units based on: • Impact on IL air quality based on a formula • Financial distress	BPU selects units based on: • Impact on NJ air quality based on bidder input • Financial distress • New application required for each 3-year period
Bidder Data provided	Multi-year costs, risks and revenue projections	6-year costs, risks and generation projection	3-year costs, risks and revenue projections. Air impacts.
Term	12 years (six 2-year periods)	10 years	3-year periods
ZEC Price	\$17.48/MWh for 1st period (inflation escalation thereafter)	\$16.50/MWh for 6 years (social cost of carbon driving ZEC price escalates thereafter)	~\$10/MWh through May 2025
Price Adjustment(s)	\$37.78/MWh – Index relative to reference price RGGI price deduct	\$31.40/MWh – Market Price Index	On February 14, 2024, BPU determined there will be no ZECs awarded to any nuclear plant for the 3rd tranche (6/1/25 - 5/31/28), however there may be a 4th tranche
Program Budget Cap	\$480M per year initially	~\$225M per year cost cap	~\$270M per year initially

46 | Business and Earnings Outlook

Constellation

New York ZEC Price Determination

Tranche	Date	U.S. SCC "Central Value" ($/Short Ton)	Baseline RGGI Estimate ($/Short Ton)	Net CO_2 Externality ($/Short Ton)	Short Ton to MWh (Conversion Factor)	Adjusted SCC ($/MWh)	Reference Price ($/MWh)	Energy and Capacity Forecast Adjustment ($/MWh)	Upstate ZEC Price ($/MWh)
Tranche 1	4/1/2017-3/31/2019	$42.87	$10.41	$32.47	0.53846	$17.48	N/A	N/A	$17.48
Tranche 2	4/1/2019-3/31/2021	$46.79	$10.41	$36.38	0.53846	$19.59	$39.00	N/A	$19.59
Tranche 3	4/1/2021-3/31/2023	$50.11	$10.41	$39.71	0.53846	$21.38	$39.00	N/A	$21.38
Tranche 4	4/1/2023-3/31/2025	$54.66	$10.41	$44.26	0.53846	$23.83	$37.78	$5.56	$18.27
Tranche 5	4/1/2025-3/31/2027	$59.54	$10.41	$49.13	TBD	TBD	$37.78	TBD	TBD
Tranche 6	4/1/2027-3/31/2029	$64.54	$10.41	$54.13	TBD	TBD	$37.78	TBD	TBD

47 | Business and Earnings Outlook

Constellation.

Illinois Carbon Mitigation Credit (CMC) Overview and Timelines

Plant	State	Capacity (MW)
Braidwood	IL	2,386
Byron	IL	2,347
Dresden	IL	1,845

2022	2023	2024	2025	2026	2027
June '22					May '27
June '22					May '27
June '22					May '27

Program Elements	Illinois Carbon Mitigation Credits Program
Eligibility	• IL CMC program is similar to the IL ZEC program, except that ComEd is the only buyer and only PJM units are eligible • Bidders must submit financial projections to demonstrate financial need, and selection is based on air quality impacts in Illinois.
Term	5-energy years
Product	• A Carbon Mitigation Credit means the environmental attributes of 1 MWh of nuclear generation • Suppliers are selling environmental attributes only, not energy or capacity • Procurement quantity is 54.5 million MWh per year (3 plants), with obligation to operate
CMC Price	• Suppliers bid an "all-in" price, not a fixed credit price – Supplier payment = Bid Price – Energy Index – Capacity Index – Other Subsidies (e.g., PTC) – Energy Index = average day-ahead price at selected nuclear plants – Capacity Index = ComEd zone capacity price • Payment can be positive (to supplier) or negative (to buyer)
Bid Price Cap	$30.30/MWh, $32.50/MWh, $33.43/MWh, $33.50/MWh, $34.50/MWh (for the 5 years, respectively)

48 | Business and Earnings Outlook

Constellation

| Business and Earnings Outlook Appendix D: Environmental, Social & Governance 49

| Business and Earnings Outlook Constellation’s ESG Principles 50 Constellation’s ESG Principles Providing Carbon-Free Energy and Climate Mitigation Commercial & Industrial Customer Transformation Innovation and Technology Enablement Carbon-Free Policy Advocacy Equity and Community Empowerment Commitment to Diversity, Equity and Inclusion Strong Corporate Governance and Risk Management Our Value Proposition and ESG Principles Constellation is positioned to deliver long-term value for our shareholders through our enduring businesses that are ready to meet the climate crisis. We are leading the transition to a carbon-free future as one of the largest providers of energy solutions to commercial and industrial (C&I) customers and the largest producer of carbon-free power in the U.S. Furthermore, our fleet is uniquely situated to be the reliable, baseline carbon- free energy source of the energy transition. We are proud of our history of actively working to reduce our emissions and improving the value, longevity and output of our assets through policy leadership, technology and innovation. Based on this foundation, Constellation is ideally suited to support our customers’ ambitions to reduce their environmental impact and seek solutions to the climate crisis. Our disciplined capital allocation strategy supports a strong investment grade balance sheet, reinvestment in our business, growth investment consistent with our corporate strategy and return of capital to owners. Our ESG principles are core to our business strategy and value proposition. Our values and ESG principles guide us in our central purpose. We are focused on driving action in these critical focus areas:

| Business and Earnings Outlook Constellation’s Climate Commitment 51 100%100%100% Of our owned generation will be carbon-free by 2040 Reduction of our operations- driven emissions by 2040 (1) Of C&I customers provided with specific information about how to meet GHG reduction goals Clean Energy Supply:  Clean Electricity Supply: We commit that our owned generation supply will be 100% carbon-free by 2040; with an interim goal of 95% carbon- free by 2030 subject to policy support and technology advancements.  Operational Emissions Reduction Goal: We aspire to reduce operations driven emissions by 100% by 2040 subject to technology and policy advancement  Interim target to reduce carbon emissions by 65% from 2020 levels by 2030  Constellation commits to reducing methane emissions 30% from 2020 levels by 2030, aligned with the Administration’s global methane pledge  Supply Chain Engagement: Partner with our key energy suppliers on their GHG emissions and climate adaptation strategies Clean Customer Transformation:  Prior to the end of 2022, we successfully delivered on our commitment to provide 100% of our C&I customers with customer-specific information on their GHG impact for facilities contracting for power and gas supply from Constellation, that include hourly carbon-free energy matching  Commit to support reductions in customers’ gas emissions and a transition to low carbon fuels Technology Enablement and Commercialization:  Commit to enable the future technologies and business models needed to drive the clean energy economy to improve the health and welfare of communities through venture investing and R&D. We will target 25 percent or more of our investments in business enterprises led by minorities, women, veteran/service-disabled veterans and LGBTQ+ individuals and will require investment recipients to disclose how they engage in equitable employment and contracting practices, using performance as a factor when considering investments (1) Any emissions that cannot be technologically reduced by that time will be offset; includes all GHGs except methane which is addressed in a separate methane reduction goal

| Business and Earnings Outlook Constellation is the Largest Producer of Carbon-Free Electricity in the U.S. 52 (1) Reflects 2021 regulated and non-regulated generation. Source: Benchmarking Air Emissions, November 2023: https://www.ceres.org/resources/reports/benchmarking-air-emissions-100- largest-electric-power-producers-united-states-2023 (2) Number in parentheses is the company’s ranking among the 20 largest investor-owned producers (total MWh) in 2021, i.e. Constellation was the third largest generator in 2021 178.2 110.5 86.7 53.2 50.3 49.2 48.6 31.9 31.4 30.3 24.4 19.8 17.9 12.9 9.7 9.6 7.5 7.3 4.7 1.0 50 100 150 2000 Constellation (3) NextEra Energy (2) Duke (1) Dominion (8) Southern (4) Berkshire Hathaway Energy (6) Entergy (7) Energy Harbor (14) PSEG (12) Xcel (11) AEP (10) Vistra Energy (5) Riverstone (18) DTE Energy (15) NRG (13) Evergy (17) Ameren (16) Energy Capital Partners (9) WEC Energy Group (20) LS Power (19) million MWhs 85 376 429 593 627 638 807 863 869 908 1,009 1,054 1,070 1,276 1,339 1,394 1,451 1,585 1,661 1,771 0 500 1,000 1,500 2,000 Constellation (3) PSEG (12) NextEra Energy (2) Dominion (8) Energy Harbor (14) Entergy (7) Duke (1) Riverstone (18) Energy Capital Partners (9) Southern (4) Berkshire Hathaway Energy (6) LS Power (19) Xcel (11) Vistra Energy (5) WEC Energy Group (20) AEP (10) DTE Energy (15) NRG (13) Evergy (17) Ameren (16) lb/MWh 8 10 14 16 19 23 29 31 33 34 36 38 41 46 46 60 65 82 86 110 0 20 40 60 80 100 120 Constellation (3) PSEG (12) Energy Harbor (14) Riverstone (18) LS Power (19) WEC Energy Group (20) DTE Energy (15) Evergy (17) Ameren (16) Dominion (8) NRG (13) Entergy (7) Xcel (11) NextEra Energy (2) Energy Capital Partners (9) AEP (10) Berkshire Hathaway Energy (6) Southern (4) Duke (1) Vistra Energy (5) million short tons Lowest Carbon Intensity Among Major Investor-Owned Generators (2) Lowest CO2 Emissions Among Major Investor-Owned Generators (2) Largest Producers of Carbon-Free Generation (1,2)

Nuclear Fuel is Extremely Energy Dense and Creates Minimal Waste Which is Safely Stored

Nuclear Fuel is Dense (1)


1 uranium pellet
(~1 inch tall)
=
17,000 cubic ft
of natural gas
120 gallons
of oil
1 ton
of coal

A Nuclear Plant's Footprint is Small (2)

A 1,000 MW nuclear facility needs just more than 1 acre

A wind farm of similar generation output requires up to 360 times the land area

A solar (PV) facility of similar generation output requires up to 75 times the land area

Spent Nuclear Fuel Storage and Oversight

- After spent fuel is cooled in pools, it is sealed in a metal or steel cylinder, surrounded by helium gas and then encapsulated in a metal or concrete outer shell, which is 20-30 inches thick to shield radiation
- Since the first casks were loaded in 1986, there has never been a release of radiation that affected the public or the environment
- Radioactivity from the site must be less than 25 millirem per year at the site boundary – which is lower than the radioactivity from a chest x-ray
- Casks are designed to withstand earthquakes, projectiles and floods
- Spent nuclear fuel is stored in compliance with stringent safety and security requirements and oversight from the Nuclear Regulatory Commission (NRC)
- The NRC has investigated the safety of long-term dry cask storage and concluded there to be minimal risk, even after 100 years (3)

All the waste generated by the U.S. nuclear industry since the 1950s would only require the space of one football field 10 yards deep. By comparison, one coal plant produces as much waste by volume in one hour as nuclear power has in its history (4)

(1) Source: U.S. Department of Energy; https://www.energy.gov/ne/articles/3-reasons-why-nuclear-clean-and-sustainable
(2) Source: https://www.nei.org/news/2015/land-needs-for-wind-solar-dwarf-nuclear-plants
(3) Source: SECY-14-0072-Enclosure 2 - Generic Environmental Impact Statement for Continued Storage of Spent Nuclear Fuel. (https://www.nrc.gov/docs/ML1418/ML14188B749.pdf)
(4) Source: https://www.nei.org/news/2019/what-happens-nuclear-waste-us

53 | Business and Earnings Outlook

Constellation

| Business and Earnings Outlook54 Diversity, Equity and Inclusion (DEI) Workforce Diversity (1)Strategic Priorities Strategic Talent Sourcing Source talent with an enhanced focus on diverse populations through relationships, technology and intentional practices Workforce Development Improve career awareness, foster equitable access and advance skills of workers from communities that have historically been underrepresented in the energy sector Supplier Diversity Continue making certified diverse and small suppliers a part of our business Equity and Belonging Eliminate barriers to participation and create opportunities for our employees by establishing a culture of belonging Gender Identity Racial / Ethnic Group Age <30: 13% Age 30 - 50: 56% Age >50: 32% Male: 78% Female: 22% Not disclosed: 1% White: 79% Black or African American: 6.9% Hispanic or Latino: 5.2% Asian: 4.3% Two or more races: 2.2% Not disclosed: 1.8% American Indian or Alaska Native: 0.4% Native Hawaiian or other Pacific Islander: 0.1% (1) May not sum due to rounding; reflects data as reported in the 2023 Constellation Sustainability Report Age Group

| Business and Earnings Outlook55 Appendix E: Fleet Overview

Nuclear Fleet Overview

Plant Location	Type/Containment	License Renewal Status	License Expiration (1)	Capacity (MW) (2)	Policy Support (Term)	Ownership	Spent Fuel Storage	2-Year Capacity Factor (3)
Braidwood, IL (Units 1 and 2)	Pressurized Water Reactor Concrete/Steel Lined	Renewed	Unit 1: 2046 Unit 2: 2047	2,386	CMC Jun '22 – May '27	Constellation: 100%	Dry Cask	Unit 1: 96.4% Unit 2: 96.3%
Byron, IL (Units 1 and 2)	Pressurized Water Reactor Concrete/Steel Lined	Renewed	Unit 1: 2044 Unit 2: 2046	2,347	CMC Jun '22 – May '27	Constellation: 100%	Dry Cask	Unit 1: 97.3% Unit 2: 93.4%
Calvert Cliffs, MD (Units 1and 2)	Pressurized Water Reactor Concrete/Steel Lined	Renewed	Unit 1: 2034 Unit 2: 2036	1,789	Federal PTC Jan '24 – Dec '32	Constellation: 100%	Dry Cask	Unit 1: 95.4% Unit 2: 94.7%
Clinton, IL (Unit 1)	Boiling Water Reactor Concrete/Steel Lined/Mark III	2027 (4)	Unit 1: 2027 (5)	1,092	ZEC Jun '17 – May '27	Constellation: 100%	Dry Cask	Unit 1: 91.5%
Dresden, IL (Units 2 and 3)	Boiling Water Reactor Steel Vessel/Mark I	Renewed (4)	Unit 2: 2029 Unit 3: 2031	1,845	CMC Jun '22 – May '27	Constellation: 100%	Dry Cask	Unit 2: 95.2% Unit 3: 94.6%
Fitzpatrick, NY (Unit 1)	Boiling Water Reactor Steel Vessel/Mark I	Renewed	Unit 1: 2034	842	ZEC Apr '17 – Mar '29	Constellation: 100%	Dry Cask	Unit 1: 94.8%
LaSalle, IL (Units 1 and 2)	Boiling Water Reactor Concrete/Steel Lined/Mark II	Renewed	Unit 1: 2042 Unit 2: 2043	2,320	Federal PTC Jan '24 – Dec '32	Constellation: 100%	Dry Cask	Unit 1: 95..2% Unit 2: 95.0%
Limerick, PA (Units 1 and 2)	Boiling Water Reactor Concrete/Steel Lined/Mark II	Renewed	Unit 1: 2044 Unit 2: 2049	2,315	Federal PTC Jan '24 – Dec '32	Constellation: 100%	Dry Cask	Unit 1: 94.2% Unit 2: 94.4%
Nine Mile Point, NY (Units 1 and 2)	Boiling Water Reactor Steel Vessel /Mark I Concrete/Steel Vessel/Mark II	Renewed (4)	Unit 1: 2029 Unit 2: 2046	1,675	ZEC Apr '17 – Mar '29	Unit 1: Constellation 100% Unit 2: Constellation: 82%, 18% LIPA	Dry Cask	Unit 1: 92.3% Unit 2: 91.5%

(1) Operating license renewal process takes approximately 4-5 years from commencement until completion of NRC review
(2) Net generation capacity is stated at estimated proportionate ownership share as of December 31, 2023 per Annual Form 10-K
(3) 2-Year capacity factor based on 2022-2023
(4) Constellation has notified the Nuclear Regulatory Commission (NRC) of intent to seek the first license renewal at Clinton and subsequent license renewals at Dresden, Ginna, and Nine Mile Point 1
(5) In 2019, the NRC approved a change of the operating license expiration for Clinton from 2026 to 2027

56 | Business and Earnings Outlook

Constellation

Nuclear Fleet Overview (continued)

Plant Location	Type/Containment	License Renewal Status	License Expiration (1)	Capacity (MW) (2)	Policy Support (Term)	Ownership	Spent Fuel Storage	2-Year Capacity Factor (3)
Peach Bottom, PA (Units 2 and 3) (5)	Boiling Water Reactor Steel Vessel/Mark I	Renewed	Unit 2: 2033 Unit 3: 2034	1,324	Federal PTC Jan '24 – Dec '32	Constellation: 50% PSEG: 50%	Dry Cask	Unit 2: 95.5% Unit 3: 95.9%
Quad Cities, IL (Units 1 and 2)	Boiling Water Reactor Steel Vessel/Mark I	Renewed	Unit 1: 2032 Unit 2: 2032	1,403	ZEC Jun '17 – May '27	Constellation: 75% Mid-American Holdings: 25%	Dry Cask	Unit 1: 94.9% Unit 2: 90.0%
R.E. Ginna, NY (Unit 1)	Pressurized Water Reactor Concrete/Steel Lined	Renewed (4)	Unit 1: 2029	576	ZEC Apr '17 – Mar '29	Constellation: 100%	Dry Cask	Unit 1: 95.9%
Salem, NJ (Units 1 and 2)	Pressurized Water Reactor Concrete/Steel Lined	Renewed	Unit 1: 2036 Unit 2: 2040	995	ZEC Jun '22 – May '25	Constellation: 42.59% PSEG: 57.41%	Dry Cask	Unit 1: 88.8% Unit 2: 94.8%
South Texas Project Bay City, TX (Units 1 and 2)	Pressurized Water Reactor Concrete/Steel Lined	Renewed	Unit 1: 2047 Unit 2: 2048	1,161	Federal PTC Jan '24 – Dec '32	Constellation: 44% CPS Energy: 40% Austin Energy: 16%	Dry Cask	Unit 1: 94.9% Unit 2: 90.4%
			Total Capacity	**22,070**				

(1) Operating license renewal process takes approximately 4-5 years from commencement until completion of NRC review
(2) Net generation capacity is stated at estimated proportionate ownership share as of December 31, 2022 per Annual Form 10-K
(3) 2-Year capacity factor based on 2022-2023, except for STP which reflects 2021-2022 due to data availability
(4) Constellation has notified the Nuclear Regulatory Commission (NRC) of intent to seek the first license renewal at Clinton and subsequent license renewals at Dresden, Ginna, and Nine Mile Point 1
(5) In February 2022, the NRC issued an order related to its review of our subsequent license renewal application for Peach Bottom and the NRC directed its staff to change the expiration dates for the licenses back to 2033 and 2034. We expect that the license expiration dates will be restored to 2053 and 2054, respectively.

57 | Business and Earnings Outlook

Constellation

Renewables Fleet (Wind)

Asset Name	ISO	Location	No. of Units	Primary Fuel Type	Primary Dispatch Type	Net Generation Capacity (MW) (1)	Ownership Interest (%) (2)
Michigan Wind 2	MISO	Sanilac Co., MI	50	Wind	Intermittent	46	51
Beebe	MISO	Gratiot Co., MI	34	Wind	Intermittent	42	51
Michigan Wind 1	MISO	Huron Co., MI	46	Wind	Intermittent	35	51
Harvest 2	MISO	Huron Co., MI	33	Wind	Intermittent	30	51
Harvest	MISO	Huron Co., MI	31	Wind	Intermittent	26	51
Beebe 1B	MISO	Gratiot Co., MI	21	Wind	Intermittent	26	51
CP Windfarm	MISO	Faribault Co., MN	2	Wind	Intermittent	2	51
Whitetail	ERCOT	Webb County, TX	57	Wind	Intermittent	47	51
Sendero	ERCOT	Jim Hogg and Zapata County, TX	39	Wind	Intermittent	40	51
Criterion	PJM	Oakland, MD	28	Wind	Intermittent	36	51
Fair Wind	PJM	Garrett County, MD	12	Wind	Intermittent	30	
Fourmile Ridge	PJM	Garrett County, MD	16	Wind	Intermittent	20	51
Bluestem	SPP	Beaver County, OK	60	Wind	Intermittent	101	51
Shooting Star	SPP	Kiowa County, KS	65	Wind	Intermittent	53	51
Bluegrass Ridge	SERC	King City, MO	27	Wind	Intermittent	29	51
Conception	SERC	Barnard, MO	24	Wind	Intermittent	26	51
Cow Branch	SERC	Rock Port, MO	24	Wind	Intermittent	26	51
Mountain Home	Northwest	Glenns Ferry, ID	20	Wind	Intermittent	21	51
High Mesa	Northwest	Elmore Co., ID	19	Wind	Intermittent	20	51
Echo 1	Northwest	Echo, OR	21	Wind	Intermittent	17	50.49
Cassia	Northwest	Buhl, ID	13	Wind	Intermittent	14	51
Wildcat	Southwest	Lovington, NM	13	Wind	Intermittent	14	51
Echo 2	Northwest	Echo, OR	9	Wind	Intermittent	9	51
Tuana Springs	Northwest	Hagerman, ID	8	Wind	Intermittent	9	51
Greensburg	SPP	Greensburg, KS	10	Wind	Intermittent	6	51
Three Mile Canyon	Northwest	Boardman, OR	6	Wind	Intermittent	5	51
Loess Hills	SERC	Rock Port, MO	4	Wind	Intermittent	5	
Total Wind						**735**	

(1) Net generation capacity is stated at estimated proportionate ownership share as of December 31, 2023 per Annual Form 10-K
(2) 100% ownership, unless otherwise indicated

58 | Business and Earnings Outlook

Constellation.

Renewables Fleet (Solar/Hydro/Storage)

Asset Name	ISO	Location	No. of Units	Primary Fuel Type	Primary Dispatch Type	Net Generation Capacity (MW) [1]	Ownership Interest (%) [2]
Solar Horizons	PJM	Emmitsburg, MD	1	Solar	Intermittent	8	51
Solar New Jersey 3	PJM	Middle Township, NJ	5	Solar	Intermittent	1	51
Antelope Valley	CAISO	Lancaster, CA	1	Solar	Intermittent	242	
Sacramento PV Energy	CAISO	Sacramento, CA	4	Solar	Intermittent	15	51
Denver Airport Solar	Southwest	Denver, CO	1	Solar	Intermittent	2	51
Total Solar						**268**	
Muddy Run	PJM	Drumore, PA	8	Hydroelectric	Intermediate	1,058	
Conowingo	PJM	Darlington, MD	11	Hydroelectric	Base-load	497	
Clinton Battery Storage	PJM	Blanchester, OH	1	Energy Storage	Peaking	5	
Total Hydro/Storage						**1,560**	
Total Renewables						**2,563**	

(1) Net generation capacity is stated at estimated proportionate ownership share as of December 31, 2023 per Annual Form 10-K
(2) 100% ownership, unless otherwise indicated

59 | Business and Earnings Outlook

Constellation

Natural Gas Fleet

Asset Name	ISO	Location	No. of Units	Primary Fuel Type	Primary Dispatch Type	Net Generation Capacity (MW) [(1)]	Ownership Interest (%) [(2)]
Mystic 8, 9	ISO-NE	Charlestown, MA	6	Gas	Intermediate	1,413	
Hillabee	SERC	Alexander City, AL	3	Gas	Intermediate	753	
West Medway II	ISO-NE	West Medway, MA	2	Oil/Gas	Peaking	193	
West Medway	ISO-NE	West Medway, MA	3	Oil	Peaking	124	
Grand Prairie	Alberta	Alberta, Canada	1	Gas	Peaking	105	
Wyman 4	ISO-NE	Yarmouth, ME	1	Oil	Intermediate	36	5.9
Framingham	ISO-NE	Framingham, MA	3	Oil	Peaking	31	
Eddystone 3, 4	PJM	Eddystone, PA	2	Oil/Gas	Peaking	760	
Perryman	PJM	Aberdeen, MD	5	Oil/Gas	Peaking	404	
Croydon	PJM	West Bristol, PA	8	Oil	Peaking	391	
Handsome Lake	PJM	Kennerdell, PA	5	Gas	Peaking	268	
Richmond	PJM	Philadelphia, PA	2	Oil	Peaking	98	
Philadelphia Road	PJM	Baltimore, MD	4	Oil	Peaking	60	
Eddystone	PJM	Eddystone, PA	4	Oil	Peaking	60	
Delaware	PJM	Philadelphia, PA	4	Oil	Peaking	56	
Southwark	PJM	Philadelphia, PA	4	Oil	Peaking	52	
Falls	PJM	Morrisville, PA	3	Oil	Peaking	51	
Moser	PJM	Lower Pottsgrove Twp., PA	3	Oil	Peaking	51	
Chester	PJM	Chester, PA	3	Oil	Peaking	39	
Schuylkill	PJM	Philadelphia, PA	2	Oil	Peaking	30	
Colorado Bend II	ERCOT	Wharton, TX	3	Gas	Intermediate	1,138	
Wolf Hollow II	ERCOT	Granbury, TX	3	Gas	Intermediate	1,103	
Handley 3	ERCOT	Fort Worth, TX	1	Gas	Intermediate	375	
Handley 4, 5	ERCOT	Fort Worth, TX	2	Gas	Peaking	870	
Total Natural Gas/Oil/Other						**8,461**	

(1) Net generation capacity is stated at estimated proportionate ownership share as of December 31, 2023 per Annual Form 10-K
(2) 100% ownership, unless otherwise indicated

60 | Business and Earnings Outlook

Constellation.

| Business and Earnings Outlook Appendix F: Reconciliation of Non-GAAP Measures 61

| Business and Earnings Outlook62 Q4 2023 Adjusted EBITDA* $775 Q4 2022 Market and Portfolio Conditions ($79) ZEC Revenue ($55) PJM Performance Bonuses, Net ($43) Capacity Revenue ($40) Nuclear Outages ($39) Labor, Contracting and Materials $13 Other Q4 2023 $605 $1,137 ($M) Note: GAAP to Non-GAAP reconciliations for Adjusted EBITDA* can be found on page 67 of the Appendix

| Business and Earnings Outlook63 2023 Full Year Adjusted EBITDA* $2,123 2022 Market and Portfolio Conditions ($349) Labor, Contracting and Materials ($247) Capacity Revenue ($157) Nuclear Outages ($12) Other 2023 $2,667 $4,025 ($M) Note: GAAP to Non-GAAP reconciliations for Adjusted EBITDA* can be found on page 67 of the Appendix

GAAP to Non-GAAP Reconciliations (1)

S&P FFO/Debt (2) = $\frac{\text{FFO (a)}}{\text{Adjusted Debt (b)}}$

Moody's CFO Pre-WC/Debt (3) = $\frac{\text{CFO (Pre-WC) (c)}}{\text{Adjusted Debt (d)}}$

S&P FFO Calculation (2)

GAAP Operating Income
+ Depreciation & Amortization
= EBITDA
- Interest
+/- Cash Taxes
+ Nuclear Fuel Amortization
+/- Mark-to-Market Adjustments (Economic Hedges)
+/- Other S&P Adjustments
= FFO (a)

S&P Adjusted Debt Calculation (2)

Long-Term Debt
+ Short-Term Debt
+ Purchase Power Agreement and Operating Lease Imputed Debt
+ Pension/OPEB Imputed Debt (after-tax)
+ AR Securitization Imputed Debt
- Off-Credit Treatment of Non-Recourse Debt
- Cash on Balance Sheet
+/- Other S&P Adjustments
= Adjusted Debt (b)

Moody's CFO Pre-WC Calculation (3)

Cash Flow From Operations
+/- Working Capital Adjustment
- Nuclear Fuel Capital Expenditures
+/- Other Moody's CFO Adjustments
= CFO Pre-Working Capital (c)

Moody's Adjusted Debt Calculation (3)

Long-Term Debt
+ Short-Term Debt
+ Underfunded Pension (pre-tax)
+ Operating Lease Imputed Debt
+/- Other Moody's Debt Adjustments
= Adjusted Debt (d)

(1) Due to the forward-looking nature of some forecasted non-GAAP measures, information to reconcile the forecasted adjusted (non-GAAP) measures to the most directly comparable GAAP measure may not be available; therefore, management is unable to reconcile these measures
(2) Calculated using S&P Methodology
(3) Calculated using Moody's Methodology

64 | Business and Earnings Outlook

Constellation

| Business and Earnings Outlook Adjusted Debt (a) S&P Debt/EBITDA (2) = EBITDA (b) S&P Adjusted Debt Calculation (2) Long-Term Debt + Short-Term Debt + Purchase Power Agreement and Operating Lease Imputed Debt + Pension/OPEB Imputed Debt (after-tax) + AR Securitization Imputed Debt - Off-Credit Treatment of Non-Recourse Debt - Cash on Balance Sheet +/- Other S&P Adjustments = Adjusted Debt (a) S&P EBITDA Calculation (2) GAAP Operating Income + Depreciation & Amortization = EBITDA + Nuclear Fuel Amortization +/- Mark-to-Market Adjustments (Economic Hedges) +/- Other S&P Adjustments = EBITDA (b) GAAP to Non-GAAP Reconciliations (1) 65 (1) Due to the forward-looking nature of some forecasted non-GAAP measures, information to reconcile the forecasted adjusted (non-GAAP) measures to the most directly comparable GAAP measure may not be available; therefore, management is unable to reconcile these measures (2) Calculated using S&P Methodology

| Business and Earnings Outlook Twelve Months Ended December 31, Three Months Ended December 31, 2023202220232022Adjusted EBITDA* Reconciliation ($M) $1,623($160)($36)$34GAAP Net (Loss) Income $840($339)$158$133Income Tax (Benefit) Expense (1) $1,096$1,091$288$272Depreciation and Amortization $431$251$139$64Interest Expense, Net $658$1,058$1,002$413Unrealized (Gain) Loss on Fair Value (2) $71---Asset Impairments ($28)($11)-($7)Plant Retirements & Divestitures ($716)$820($439)($306)Decommissioning-Related Activities (3) ($54)($116)($14)($31)Pension & OPEB Non-Service Credits $101$140$17$41Separation Costs (4) $12-$9-Acquisition Related Costs $25$22$5$6ERP System Implementation Costs (5) $43$10$15($2)Change in Environmental Liabilities -($50)--Prior Merger Commitment (6) ($77)($49)($7)($12)Noncontrolling Interests (7) $4,025$2,667$1,137$605Adjusted EBITDA* GAAP to Non-GAAP Reconciliation – Adjusted EBITDA* 66 Note: Items may not sum due to rounding (1) Includes amounts contractually owed to Exelon under the Tax Matters Agreement (TMA) reflected in Other, net (2) Includes mark-to-market on economic hedges and fair value adjustments related to gas imbalances and equity investments (3) Reflects all gains and losses associated with Nuclear Decommissioning Trusts (NDT), Asset Retirement Obligation (ARO) accretion, ARO remeasurement, and impacts of contractual offset for Regulatory Agreement Units (4) Represents certain incremental costs related to the separation (system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation), including a portion of the amounts billed to us pursuant to the Transition Services Agreement (TSA) (5) Reflects costs related to a multi-year Enterprise Resource Program (ERP) system implementation (6) Reversal of a charge related to a 2012 merger commitment (7) Represents elimination of the noncontrolling interest related to certain adjustments

| Business and Earnings Outlook Three Months Ended December 31, 2023 September 30, 2023 June 30, 2023 March 31, 2023 Adjusted EBITDA* Reconciliation ($M) ($36)$731$833$96GAAP Net Income (Loss) $158$209$342$131Income Tax (Benefit) Expense (1) $288$266$274$267Depreciation and Amortization $139$82$103$107Interest Expense, Net $1,002($215)($426)$297Unrealized (Gain)/Loss on Fair Value Adjustments (2) -$71--Asset Impairments ---($27)Plant Retirements & Divestitures ($439)$79($116)($240)Decommissioning-Related Activities (3) ($14)($14)($14)($14)Pension & OPEB Non-Service Credits $17$18$36$30Separation Costs (4) $9---Acquisition Related Costs $5$5$10$6ERP System Implementation Costs (5) $15$13$1$17Change in Environmental Liabilities ($7)($46)($12)($12)Noncontrolling Interests (6) $1,137$1,199$1,031$658Adjusted EBITDA* GAAP to Non-GAAP Reconciliation – 2023 Adjusted EBITDA* 67 Note: Items may not sum due to rounding (1) Includes amounts contractually owed to Exelon under the Tax Matters Agreement (TMA) reflected in Other, net (2) Includes mark-to-market on economic hedges and fair value adjustments related to gas imbalances and equity investments (3) Reflects all gains and losses associated with Nuclear Decommissioning Trusts (NDT), Asset Retirement Obligation (ARO) accretion, ARO remeasurement, and impacts of contractual offset for Regulatory Agreement Units (4) Represents certain incremental costs related to the separation (system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation), including a portion of the amounts billed to us pursuant to the Transition Services Agreement (TSA) (5) Reflects costs related to a multi-year Enterprise Resource Program (ERP) system implementation (6) Represents elimination of the noncontrolling interest related to certain adjustments

GAAP to Non-GAAP Reconciliation – 2023 Adjusted Operating EPS*

Adjusted Operating EPS* Reconciliation	Three Months Ended March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	Twelve Months Ended December 31, 2023
GAAP Earnings Per Share (Loss)	**$0.29**	**$2.56**	**$2.26**	**($0.11)**	**$5.01**
Unrealized (Gain)/Loss on Fair Value Adjustments (1)	$0.69	($0.99)	($0.49)	$2.36	$1.56
Plant Retirements & Divestitures	($0.06)	$0.00	$0.00	$0.03	($0.02)
Decommissioning-Related Activities (2)	($0.23)	($0.01)	$0.24	($0.56)	($0.56)
Pension & OPEB Non-Service Credits	($0.03)	($0.03)	($0.03)	($0.03)	($0.13)
Separation Costs (3)	$0.07	$0.08	$0.05	($0.02)	$0.19
ERP System Implementation Costs (4)	$0.01	$0.02	$0.01	$0.01	$0.06
Change in Environmental Liabilities	$0.04	$0.00	$0.03	$0.03	$0.10
Asset Impairments	-	-	$0.19	-	$0.19
Acquisition-Related Costs	-	-	-	$0.03	$0.03
Noncontrolling Interests (5)	($0.00)	($0.00)	($0.11)	($0.00)	($0.12)
Income Tax Related Adjustments	-	-	($0.03)	-	($0.03)
Adjusted Operating Earnings* Per Share (Loss)	**$0.78**	**$1.64**	**$2.13**	**$1.74**	**$6.28**
Average outstanding shares (millions) (6)	328	325	323	321	324

Note: Items may not sum due to rounding.
(1) Includes mark-to-market on economic hedges, interest rate swaps, and fair value adjustments related to gas imbalances and equity investments
(2) Reflects all gains and losses associated with Nuclear Decommissioning Trusts (NDT), Asset Retirement Obligation (ARO) accretion and Asset Retirement Cost (ARC) depreciation, ARO remeasurement, and impacts of contractual offset for Regulatory Agreement Units
(3) Represents certain incremental costs related to the separation (system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation), including a portion of the amounts billed to us pursuant to the Transition Services Agreement (TSA)
(4) Reflects costs related to a multi-year Enterprise Resource Program (ERP) system implementation
(5) Represents elimination of the noncontrolling interest related to certain adjustments
(6) Reflects weighted average shares outstanding reported in 10-Q and 10-K filings

68 | Business and Earnings Outlook

Constellation

| Business and Earnings Outlook 2024Adjusted EPS* Reconciliation ($/share) $9.13 - $9.93GAAP Earnings Per Share $0.16Plant Retirements & Divestitures ($2.70)Unrealized (Gain) / Loss on Fair Value Adjustments (1) ($0.04)Pension and OPEB Non-Service Credits $0.64Decommissioning Related Activity (2) $0.02Separation Costs (3) $0.02ERP System Implementation (4) ($0.01)Noncontrolling Interest (5) $7.23 - $8.03Adjusted Earnings Per Share* GAAP to Non-GAAP Reconciliation – 2024 Adjusted EPS* Guidance 69 Note: Items may not sum due to rounding. 2024 earnings guidance based on expected average shares outstanding of 316 million. (1) Includes mark-to-market on economic hedges, interest rate swaps, and fair value adjustments related to gas imbalances and equity investments (2) Reflects all gains and losses associated with Nuclear Decommissioning Trusts (NDT), Asset Retirement Obligation (ARO) accretion and Asset Retirement Cost (ARC) depreciation, ARO remeasurement, and impacts of contractual offset for Regulatory Agreement Units (3) Represents certain incremental costs related to the separation (system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation), including a portion of the amounts billed to us pursuant to the Transition Services Agreement (TSA) (4) Reflects costs related to a multi-year Enterprise Resource Program (ERP) system implementation (5) Represents elimination of the noncontrolling interest related to certain adjustments

| Business and Earnings Outlook GAAP to Non-GAAP Reconciliation 70 202520242023Adjusted O&M* Reconciliation ($M) $5,525$5,650$5,675GAAP O&M ($150)($150)($100)Decommissioning-Related Activities (1) ($250)($275)($250) Direct cost of sales incurred to generate revenues for certain Commercial and Power businesses (2) --($100)Separation Costs (3) --($25)ERP System Implementation (4) --($50)Change in Environmental Liabilities --($75)Asset Impairment $5,125$5,225$5,100Adjusted O&M* Note: Items may not sum due to rounding. All amounts rounded to the nearest $25M. (1) Reflects all gains and losses associated with NDT, ARO accretion, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units (2) Reflects the direct cost of sales of certain businesses, which are included in gross margin. (3) Represents certain incremental costs related to the separation (system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation), including a portion of the amounts billed to us pursuant to the TSA (4) Reflects costs related to a multi-year ERP system implementation

| Business and Earnings Outlook Reconciliation of Projected Free Cash Before Growth (FCFbg) 71 2024 - 2025Projected Free Cash Flow before Growth* ($M) $11,850 - $12,250Adjusted Cash from Operations* (1) ($4,175)Baseline and Nuclear Fuel Capital Expenditures ($550)Reinvestment in Nuclear Decommissioning Trust Funds (2) ($1,400)Collateral activity ($25)Other Net Investing Activities $5,700 - $6,100Projected Free Cash Flow before Growth* Note: All amounts rounded to the nearest $25M. Items may not sum due to rounding (1) Includes Collection of Deferred Purchase Price (DPP) related to the revolving accounts receivable arrangement, which is presented in cash flows from investing activities for GAAP. Cash flows from collection of DPP are not forecasted. (2) Reflects reinvestment of proceeds from nuclear decommissioning trust funds that are presented in Adjusted Cash Flows from Operations*. Impact is cash flow neutral.

| Business and Earnings Outlook72 Contact Information InvestorRelations@constellation.com (833) 447-2783 Links Events and Presentations ESG Resources Reports & SEC Filings Constellation Sustainability Report ESG Investor Presentation Nuclear 101